Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-4 of our report dated May 27, 2010, except for Note 18, as to which the date is January 25, 2011, relating to the financial statements of Stratus Technologies Bermuda Holdings Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, MA
January 25, 2011